                                                                    Exhibit 4.2


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                  METLIFE CAPITAL EQUIPMENT LOAN TRUST [SERIES]



                                 TRUST AGREEMENT



                                      among



                       METLIFE CAPITAL FUNDING CORP. III,
                                  as Transferor



                          METLIFE CAPITAL CORPORATION,



                                       and



                                 [OWNER TRUSTEE]
                                as Owner Trustee


                        Dated as of ___________ __, 19__



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

                                TABLE OF CONTENTS


                                                                          Page
                                                                          ----

                                    ARTICLE I

                                   DEFINITIONS

  SECTION 1.01.   Capitalized Terms........................................  1
  SECTION 1.02.   Other Definitional Provisions............................  2

                                   ARTICLE II

                                  ORGANIZATION


  SECTION 2.01.   Name.....................................................  3
  SECTION 2.02.   Office...................................................  3
  SECTION 2.03.   Purpose and Powers.......................................  3
  SECTION 2.04.   Appointment of Owner Trustee.............................  4
  SECTION 2.05.   Initial Capital Contribution of Trust Estate.............  4
  SECTION 2.06.   Declaration of Trust.....................................  4
  SECTION 2.07.   Title to Trust Property..................................  5
  SECTION 2.08.   Situs of Trust...........................................  5
  SECTION 2.09.   Representations and Warranties of Transferor.............  5


                                   ARTICLE III

                                   CERTIFICATE

  SECTION 3.01.   Initial Ownership........................................  6
  SECTION 3.02.   Form of Certificates.....................................  6
  SECTION 3.03.   Authentication of Certificate............................  6

                                   ARTICLE IV

                            ACTIONS BY OWNER TRUSTEE


  SECTION 4.01.   Prior Notice to Owner and Transferor with Respect
                  to Certain Matters.......................................  7
  SECTION 4.02.   Action By Transferor with Respect to Certain Matters.....  7
  SECTION 4.03.   Restrictions on Power....................................  7

                                                                          Page
                                                                          ----


                                    ARTICLE V

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE


  SECTION 5.01.   General Authority........................................  8
  SECTION 5.02.   General Duties...........................................  8
  SECTION 5.03.   Action Upon Instruction..................................  8
  SECTION 5.04.   No Duties Except as Specified in this Agreement
                  or in Instructions.......................................  9
  SECTION 5.05.   No Action Except under Specified Documents
                  or Instructions..........................................  9
  SECTION 5.06.   Restrictions.............................................  9


                                   ARTICLE VI

                          CONCERNING THE OWNER TRUSTEE


  SECTION 6.01.   Acceptance of Trusts and Duties.......................... 10
  SECTION 6.02.   Furnishing of Documents.................................. 11
  SECTION 6.03.   Representations and Warranties........................... 11
  SECTION 6.04.   Reliance; Advice of Counsel.............................. 12
  SECTION 6.05.   Not Acting in Individual Capacity........................ 12
  SECTION 6.06.   Owner Trustee Not Liable for Certificate, Notes
                  or Receivables........................................... 12
  SECTION 6.07.   Owner Trustee May Own Notes.............................. 13


                                   ARTICLE VII

                          COMPENSATION OF OWNER TRUSTEE


  SECTION 7.01.   Owner Trustee's Fees and Expenses........................ 13
  SECTION 7.02.   Indemnification.......................................... 13
  SECTION 7.03.   Payments to the Owner Trustee............................ 14


                                  ARTICLE VIII

                         TERMINATION OF TRUST AGREEMENT

  SECTION 8.01.   Termination of Trust Agreement........................... 14

                                   ARTICLE IX

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES


  SECTION 9.01.   Eligibility Requirements for Owner Trustee............... 14
  SECTION 9.02.   Resignation or Removal of Owner Trustee.................. 15
  SECTION 9.03.   Successor Owner Trustee.................................. 15

  SECTION 9.04.   Merger or Consolidation of Owner Trustee................. 16
  SECTION 9.05.   Appointment of Co-Trustee or Separate Trustee............ 16

                                    ARTICLE X

                                  MISCELLANEOUS


  SECTION 10.01.  Supplements and Amendments............................... 17
  SECTION 10.02.  No Legal Title to Owner Trust Estate in Owner............ 18
  SECTION 10.03.  Limitations on Rights of Others.......................... 18
  SECTION 10.04.  Notices.................................................. 18
  SECTION 10.05.  Severability............................................. 19
  SECTION 10.06.  Separate Counterparts.................................... 19
  SECTION 10.07.  Successors and Assigns................................... 19
  SECTION 10.08.  Covenant of the Transferor............................... 19
  SECTION 10.09.  No Petition.............................................. 19
  SECTION 10.10.  No Recourse.............................................. 19
  SECTION 10.11.  Headings................................................. 20
  SECTION 10.12.  GOVERNING LAW............................................ 20
  SECTION 10.13.  Certificate Transfer Restrictions........................ 20
  SECTION 10.14.  Transferor Payment Obligation............................ 20
  SECTION 10.15.  Certain Tax Matters...................................... 20


                                    EXHIBITS

EXHIBIT A         FORM OF CERTIFICATE......................................A-1
EXHIBIT B         FORM OF CERTIFICATE OF TRUST.............................B-1

      TRUST AGREEMENT dated as of ___________ __, 19__, among METLIFE CAPITAL FUNDING CORP. III, a Delaware corporation, as Transferor, METLIFE CAPITAL CORPORATION, a Delaware corporation and [Owner Trustee], a [form of corporation] as Owner Trustee.


                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01. Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meanings set forth below:


      "Administration Agreement" means the Administration Agreement dated as of __________ __, 19__, among the Administrator, the Trust, the Transferor and the Indenture Trustee, as the same may be amended, modified or supplemented from time to time.

      "Administrator" means MetLife Capital Corporation, a Delaware corporation, or any successor Administrator under the Administration Agreement.


      "Agreement" shall mean this Trust Agreement, as the same may be amended and supplemented from time to time.

      "Basic Documents" shall mean the Contribution and Sale Agreement, the Transfer and Servicing Agreement, the Indenture, the Administration Agreement, the Depository Agreement, the Notes, the Certificate and the other documents and certificates delivered in connection therewith.


      "Business Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq., as the same may be amended from time to time.


      "Certificate" shall mean the certificate evidencing the beneficial interest of the Owner in the Trust, substantially in the form attached hereto as Exhibit A.

      "Certificate of Trust" shall mean the Certificate of Trust in the form of Exhibit B which has been filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.


      "Code" shall mean the Internal Revenue Code of 1986, as amended.


      "Corporate Trust Office" shall mean, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at [address] or at such other address as the Owner Trustee may designate by notice to the Transferor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor owner trustee will notify the Transferor).

      "Depository Agreement" means the agreement among the Trust, the Indenture Trustee, the Administrator and The Depository Trust Company, dated as of the Closing Date, substantially in the form of Exhibit C to the Indenture.

      "Expenses" shall have the meaning assigned to such term in Section 7.02.

      "Indenture Trustee" shall mean [indenture trustee], not in its individual capacity but solely as Indenture Trustee under the Indenture, and any successor Indenture Trustee under the Indenture.


      "[Initial Note Purchasers]" shall have the meaning assigned to such term in Section 2.03(a)(i).

      "MCC" shall mean MetLife Capital Corporation, a Delaware corporation.


      "Owner" shall mean [______________________________].


      "Owner Trust Estate" shall mean all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Transfer and Servicing Agreement, all monies, securities, instruments and other property on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Transfer and Servicing Agreement and the Administration Agreement.

      "Owner Trustee" shall mean [Owner Trustee], a [form of corporation], not in its individual capacity but solely as owner trustee under this Agreement (unless otherwise specified herein), and any successor Owner Trustee hereunder.


      "Secretary of State" shall mean the Secretary of State of the State of Delaware.


      "Transfer and Servicing Agreement" shall mean the Transfer and Servicing Agreement among the Trust, the Transferor, as transferor, and MetLife Capital Corporation, as servicer, dated as of __________ __, 19__, as the same may be amended, modified or supplemented from time to time.

      "Transferor" shall mean MetLife Capital Funding Corp. III in its capacity as Transferor hereunder.

      "Trust" shall mean the trust created by this Agreement.


      SECTION 1.02. Other Definitional Provisions. (a) Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Transfer and Servicing Agreement or, if not defined therein, in the Indenture.

      (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

      (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

      (d) The words "hereof," "herein," "hereunder," and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

      (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                                   ARTICLE II

                                  ORGANIZATION


      SECTION 2.01. Name. The Trust created hereby shall be known as "MetLife Capital Equipment Loan Trust [Series], in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.


      SECTION 2.02. Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in the State of Delaware as the Owner Trustee may designate by written notice to the Transferor.

      SECTION 2.03. Purpose and Powers. (a) The purpose of the Trust is to engage in the following activities:

            (i) to issue the Notes pursuant to the Indenture and the Certificate pursuant to this Agreement, and to sell $[__________] aggregate principal amount of the Notes to [initial note purchasers] upon the written order of the Transferor and to issue $1.00 aggregate principal amount of the Certificate to the Owner upon the written order of the Transferor;

            (ii) with the proceeds of the sale of the Notes, to pay the Transferor the amounts owed pursuant to Section 2.01 of the Transfer and Servicing Agreement, by directing [representative] to wire transfer such proceeds in accordance with instructions received from the Transferor;


            (iii) with the proceeds from the sale of the Notes, to fund the Reserve Account;

            (iv) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Owner pursuant to the terms of the Transfer and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

            (v) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

            (vi) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

            (vii) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Noteholders.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

      SECTION 2.04. Appointment of Owner Trustee. The Transferor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.


      SECTION 2.05. Initial Capital Contribution of Trust Estate. The Transferor hereby assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1 received from the Owner. The Owner Trustee hereby acknowledges receipt in trust from the Transferor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be held by the Owner Trustee. The Transferor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.


      SECTION 2.06. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Owner, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, for income and franchise tax purposes, the Trust shall be disregarded as an entity and treated as owned in whole by the

Transferor. The parties hereto agree that they will take no action contrary to the foregoing intention. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and, to the extent not inconsistent herewith, in the Business Trust Statute with respect to accomplishing the purposes of the Trust.


      SECTION 2.07. Title to Trust Property. Legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

      SECTION 2.08. Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The only office of the Trust will be at the Corporate Trust Office in Delaware.

      SECTION 2.09. Representations and Warranties of Transferor. The Transferor hereby represents and warrants to the Owner Trustee that:

            (a) The Transferor is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

            (b) The Transferor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the failure to so qualify or to obtain such license or approval would render any Receivable unenforceable that would otherwise be enforceable by the Transferor, the Servicer or the Owner Trustee.


            (c) The Transferor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Transferor has full power and authority to assign the property to be assigned to and deposited with the Trust and the Transferor shall have duly authorized such assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Transferor by all necessary corporate action.


            (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Transferor, or any indenture, agreement or other instrument to which the Transferor is a party or by which it is bound;

      nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Transferor's knowledge, any order, rule or regulation applicable to the Transferor of any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or its properties.


            (e) There are no proceedings or investigations pending, or, to the best of the Transferor's knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or its properties which (i) assert the invalidity of this Agreement or any of the Basic Documents, (ii) seek to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, or (iii) seek any determination or ruling that might materially and adversely affect the performance by the Transferor of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents.


                                   ARTICLE III

                                   CERTIFICATE


      SECTION 3.01. Initial Ownership. Upon the formation of the Trust by the contribution pursuant to Section 2.05, the Owner shall be the sole beneficial owner of the Trust.


      SECTION 3.02. Form of Certificates. The Certificate shall be issued in registered form in substantially the form of Exhibit A. The Certificate shall be executed on behalf of the Trust by manual or facsimile signature of a Trust Officer of the Owner Trustee. The Certificate bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall, when duly authenticated pursuant to Section 3.03, be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of the Certificate or did not hold such offices at the date of authentication and delivery of the Certificate.


      SECTION 3.03. Authentication of Certificate. Concurrently with the initial assignment of the Receivables to the Trust pursuant to the Transfer and Servicing Agreement, the Owner Trustee shall cause a single Certificate to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Transferor, signed by its Chairman of the Board, its President, any Vice President, its Treasurer, its Secretary or any Assistant Treasurer, without further corporate action by the Transferor. The Certificate shall not entitle its holder to any benefit under this Agreement, or be valid for any purpose, unless there shall appear on the Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or the Owner Trustee's authentication agent, by manual signature; such authentication shall constitute conclusive evidence that the Certificate shall have been duly authenticated and delivered hereunder. The Certificate shall be dated the date of its authentication.

                                   ARTICLE IV

                            ACTIONS BY OWNER TRUSTEE


      SECTION 4.01. Prior Notice to Owner and Transferor with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless the Owner Trustee shall have notified the Owner and Transferor and the Transferor shall have given its prior written consent:


            (a) the initiation of any claim or lawsuit by the Trust (other than an action to collect on a Receivable) and the compromise of any action, claim or lawsuit brought by or against the Trust (other than an action to collect on a Receivable);

            (b) the election by the Trust to file an amendment to the Certificate of Trust;

            (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

            (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Owner and Transferor;

            (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Owner and Transferor; or

            (f) the appointment pursuant to the Indenture of a successor Note Registrar or Trustee, or the consent to the assignment by the Note Registrar or Trustee of its obligations under the Indenture.


      SECTION 4.02. Action By Transferor with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the direction of the Transferor, to (a) remove the Administrator under the Administration Agreement pursuant to Section 8 thereof, (b) appoint a successor Administrator pursuant to
Section 8 of the Administration Agreement, (c) remove the Servicer under the Transfer and Servicing Agreement pursuant to Section 8.01 thereof or (d) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Transferor.

      SECTION 4.03. Restrictions on Power. The Transferor shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic

Documents or would be contrary to Section 2.03 nor shall the Owner Trustee be obligated to follow any such direction, if given.

                                    ARTICLE V

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

      SECTION 5.01. General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, or any amendment thereto or other agreement, in each case, in such form as the Transferor shall approve as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator directs in writing with respect to the Basic Documents.


      SECTION 5.02. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Basic Documents and to administer the Trust in the interest of the Transferor, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

      SECTION 5.03. Action Upon Instruction. (a) Subject to Article IV, the Transferor may, by written instruction, direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Transferor pursuant to Article IV.


      (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.


      (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Transferor requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Transferor received, the Owner Trustee shall not be liable on account of such action to any

Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interest of the Transferor, and shall have no liability to any Person for such action or inaction.

      (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Transferor requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Transferor, and shall have no liability to any Person for such action or inaction.

      SECTION 5.04. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 5.03; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.


      SECTION 5.05. No Action Except under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 5.03.

      SECTION 5.06. Restrictions. The Owner Trustee shall not take any action
(a) that is inconsistent with the purposes of the Trust set forth in Section
2.03 or (b) that, to the actual knowledge of a Trust Officer of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for federal income tax purposes. The Transferor shall not direct the Owner Trustee to take action that would violate the provisions of this Section.


                                   ARTICLE VI

                          CONCERNING THE OWNER TRUSTEE

      SECTION 6.01. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):


            (a) the Owner Trustee shall not be liable for any error of judgment made by a Trust Officer of the Owner Trustee;

            (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or the Transferor;


            (c) no provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

            (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

            (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Transferor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Certificate, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to any Owner, other than as expressly provided for herein and in the Basic Documents;

            (f) the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Indenture Trustee or the Servicer under any of the Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Transfer and Servicing Agreement;

            (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of any of the Transferor, unless the Transferor has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; and

            (h) Notwithstanding anything contained herein to the contrary, the Owner Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the registration with, licensing by or the taking of any other similar action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware by or with respect to the Owner Trustee; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Owner Trustee; or (iii) subject the Owner Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Owner Trustee contemplated hereby. The Owner Trustee shall be entitled to obtain advice of counsel (which advice shall be an expense of MCC) to determine whether any action required to be taken pursuant to the Agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. In the event that said counsel advises the Owner Trustee that such action will result in such consequences, the Owner Trustee may, or if instructed to do so by the Transferor, shall appoint an additional trustee pursuant to
      Section 9.05 hereby to proceed with such action.

      SECTION 6.02. Furnishing of Documents. The Owner Trustee shall furnish to the Owner and the Indenture Trustee, promptly upon written request therefor, copies of the Contribution and Sale Agreement, the Transfer and Servicing Agreement, the Administration Agreement and the Trust Agreement.

      SECTION 6.03. Representations and Warranties. The Owner Trustee hereby represents and warrants to the Transferor, for the benefit of the Owner and the Transferor, that:

            (a) It is a [form of organization] duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

            (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

            (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

      SECTION 6.04. Reliance; Advice of Counsel. (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.


      (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or written advice of any such counsel, accountants or other such persons.


      SECTION 6.05. Not Acting in Individual Capacity. Except as provided in this Article VI, in accepting the trusts hereby created [owner trustee] acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

      SECTION 6.06. Owner Trustee Not Liable for Certificate, Notes or Receivables. The recitals contained herein and in the Certificate (other than the signature and counter-signature of the Owner Trustee on the Certificate and its representations and warranties in Section 6.03) shall be taken as the statements of the Transferor and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, or of the Certificate (other than the signature and countersignature of the Owner Trustee on the Certificate) or the Notes or of any other Basic Document or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Equipment or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Equipment; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Transferor or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

      SECTION 6.07. Owner Trustee May Own Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may deal with the Transferor, the Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.


                                   ARTICLE VII

                          COMPENSATION OF OWNER TRUSTEE

      SECTION 7.01. Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Transferor and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Transferor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder; provided, however, that the Owner Trustee's right to enforce such obligation shall be subject to the provisions of Section 10.09.

      SECTION 7.02. Indemnification. The Transferor shall be liable as primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Transferor shall not be liable for or required to indemnify the Owner Trustee from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 6.01; provided, however, that the Owner Trustee's right to enforce such obligation shall be subject to the provisions of
Section 10.09. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Transferor, which approval shall not be unreasonably withheld.


      SECTION 7.03. Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

                                  ARTICLE VIII

                         TERMINATION OF TRUST AGREEMENT


      SECTION 8.01. Termination of Trust Agreement. (a) This Agreement (other than Article VIII) and the Trust shall terminate and be of no further force or effect, upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the Business Trust Statute and the terms of the Indenture and the Transfer and Servicing Agreement. Any money or other property held as part of the Owner Trust Estate following such distribution shall be distributed to the Transferor. The bankruptcy, liquidation, dissolution, termination, death or incapacity of the Owner shall not (x) operate to terminate this Agreement or the Trust, or (y) entitle the Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.


      (b) Except as provided in Section 8.01(a), neither the Transferor nor the Owner shall be entitled to revoke or terminate the Trust.

      (c) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute.

                                   ARTICLE IX

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES


      SECTION 9.01. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Business Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent which has) a rating of at least Baa3 by Moody's and at least BBB- by Standard & Poor's or if not rated, otherwise satisfactory to such Rating Agencies. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 9.02.


      SECTION 9.02. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator; provided, however, that such resignation and discharge shall only be effective upon the appointment of a successor Owner Trustee. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

      If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 9.01 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Owner Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

      Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 9.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

      SECTION 9.03. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 9.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

      No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 9.01.


      Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice of the successor of such Owner Trustee to the Owner, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.


      SECTION 9.04. Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder; provided such corporation shall be eligible pursuant to Section 9.01, without the execution or filing of any instrument or any further act on the part of any of the parties hereto; anything herein to the contrary notwithstanding; provided, further that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

      SECTION 9.05. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Equipment may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to
Section 9.03.

      Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

            (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

            (iii) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

      Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

      Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                    ARTICLE X

                                  MISCELLANEOUS


      SECTION 10.01. Supplements and Amendments. This Agreement may be amended by the Transferor and the Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Owner or any other Person, to cure any ambiguity, to correct or supplement any provisions in this Agreement.

      This Agreement may also be amended from time to time by the Transferor and the Owner Trustee, with prior written notice to the Rating Agencies, with the consent of the holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and the consent of the Owner, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders and the Owner; provided, however, that without the consent of all Noteholders, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the holders of the Notes or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes required to consent to any such amendment, without the consent of the holders of all the outstanding Notes.


      Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee and each of the Rating Agencies.


      It shall not be necessary for the consent of the Noteholders or the Owner pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.


      Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.


      The Owner Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate of the Transferor or MCC to the effect that the conditions to such Amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

      SECTION 10.02. No Legal Title to Owner Trust Estate in Owner. The Owner shall not have legal title to any part of the Owner Trust Estate. No transfer, by operation of law or otherwise, of any right, title, and interest of the Owner to and in its ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

      SECTION 10.03. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Transferor, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

      SECTION 10.04. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Transferor, addressed to MetLife Capital Funding Corp. III, 10900 N.E. 4th Street, Suite 550, Bellevue, WA 98004, Attention: Treasurer; if to the Owner, addressed to [Owner], [address]; if to MCC, addressed to MetLife Capital Corporation, 10900 N.E. 4th Street, Suite 500, Bellevue, WA 98004, Attention:
Chief Financial Officer; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.


      SECTION 10.05. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 10.06. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      SECTION 10.07. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Transferor, the Owner Trustee and its successors and the Owner and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Owner shall bind the successors and assigns of the Owner.


      SECTION 10.08. Covenant of the Transferor. The Transferor agrees that prior to the termination of the Trust it shall not revoke, modify or otherwise amend any agreements with MetLife Capital Corporation in effect on the Closing Date in any manner that would adversely affect the rights of the Transferor to receive from MetLife Capital Corporation contributions of capital or payments on demand pursuant to such agreements. The Transferor further covenants and agrees that it will not enter into any transaction or take any action (other than any transaction or action contemplated by this Agreement or any of the Basic Documents) if, as a result of such transaction or action, any rating of the Notes by any of the Rating Agencies would be downgraded or withdrawn.

      SECTION 10.09. No Petition. The Owner Trustee, by entering into this Agreement, the Owner, by accepting the Certificate, and the Indenture Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenant and agree that they will not, prior to the date which is one year and one day after the termination of the Trust, institute against the Trust or the Transferor, or join in any institution against the Trust or the Transferor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificate, the Notes, this Agreement or any of the Basic Documents.

      SECTION 10.10. No Recourse. The Owner by accepting the Certificate acknowledges that the Certificate does not represent an interest in or obligation of the Transferor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof, and no recourse may be had against such parties or their assets, or against the assets pledged under the Indenture.


      SECTION 10.11. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

      SECTION 10.12. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


      SECTION 10.13. Certificate Transfer Restrictions. To the fullest extent permitted by applicable law, the Certificate (or any interest therein) may not be transferred by the Owner to any Person.


      SECTION 10.14. Transferor Payment Obligation. The Transferor shall be responsible for payment of the Administrator's fees under the Administration Agreement (to the extent not paid pursuant to Section 5.04 of the Transfer and Servicing Agreement) and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder.


      SECTION 10.15. Certain Tax Matters. MCC agrees that it shall pay the business and occupation taxes imposed on the Trust by the state of Washington, if any, from its own funds. The Transferor and Owner Trustee agree to cooperate with MCC in connection with the determination, contest and proper payment of any such tax liability in accordance with the reasonable wishes of MCC, and hereby acknowledge that the agreement of MCC to pay such taxes pursuant to this Section
10.15 shall constitute the sole obligation undertaken by MCC as a signatory to this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                    [Owner Trustee],
                                        as Owner Trustee,



                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:


                                    METLIFE CAPITAL FUNDING CORP. III,
                                     as Transferor,


                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:



                                     METLIFE CAPITAL CORPORATION


                                      By:
                                         -----------------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT-A

                  METLIFE CAPITAL EQUIPMENT LOAN TRUST [SERIES]


                                OWNER CERTIFICATE


(This Certificate does not represent an interest in or obligation of MetLife Capital Funding Corp. III, MetLife Capital Corporation or any of their respective affiliates, except to the extent described below.)

      THIS CERTIFIES THAT [OWNER] is the registered Owner of the MetLife Capital Equipment Loan Trust [Series] (the "Trust") created by MetLife Funding Corp. III, a Delaware corporation (the "Transferor").

      The Trust was created pursuant to (i) the filing of the Certificate of Trust with the Secretary of State of the State of Delaware and (ii) a Trust Agreement as of __________ __, 19__ (the "Trust Agreement"), between the Transferor and [owner trustee], as owner trustee (the "Owner Trustee"). To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement including, as specified in
Section 1.02(a).

      This Certificate is the duly authorized Certificate evidencing a beneficial interest in of the Trust (herein called the "Certificate"). Also issued under the Indenture dated as of __________ __, 19__ between the Trust and the [indenture trustee], as indenture trustee, are Notes designated as "Asset Backed Notes", (the "Notes"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Owner by virtue of the acceptance hereof assents and by which the Owner is bound.

      Notwithstanding any prior termination of the Trust Agreement, the Owner, by its acceptance of the Certificate, covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of the Trust with respect to the Issuer or the Transferor, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer, under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Transferor.

      Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Transfer and Servicing Agreement or be valid for any purpose.


      THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

      IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.


                                    METLIFE CAPITAL EQUIPMENT LOAN TRUST
                                      [SERIES]


                                    By:  [OWNER TRUSTEE],
                                         as Owner Trustee


Dated:                              By: ___________________________
                                         Name:
                                         Title:

                          CERTIFICATE OF AUTHENTICATION

      This is the Certificate referred to in the within-mentioned Trust
Agreement.


[OWNER TRUSTEE],    or                    [OWNER TRUSTEE]
as Owner Trustee                          as Owner Trustee

                                              By:______________________,
                                                 Authenticating Agent



By:___________________________                By:___________________________
   Authorized Signatory                          Authorized Signatory

                                                                       EXHIBIT B


                             CERTIFICATE OF TRUST OF
                  METLIFE CAPITAL EQUIPMENT LOAN TRUST [SERIES]

      THIS Certificate of Trust of METLIFE CAPITAL EQUIPMENT LOAN TRUST [SERIES] (the "Trust"), dated __________ __, 19__, has been duly executed and is being filed by [owner trustee], a [form of corporation] as trustee, to create a business trust under the Delaware Business Trust Act (12 Del. C., ss. 3801 et seq.).

      1. Name. The name of the business trust created hereby is METLIFE CAPITAL EQUIPMENT LOAN TRUST [SERIES].

      2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are [Owner Trustee] [Address] Attention:


      3. Effective Date. This Certificate of Trust shall be effective as of its filing.

      IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                                   [OWNER TRUSTEE], not in its
                                      individual capacity but solely
                                      as Owner Trustee,



                                   By:
                                      -------------------------------
                                      Name:
                                      Title:


                                       B-1